MANAGEMENT EQUITY SUBSCRIPTION AGREEMENT

THIS MANAGEMENT EQUITY SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of July 20, 2012, by and between Icarus Wind Energy, Inc., a Nevada corporation (the “Company”), and the individual named on the signature page hereto (“Executive”).

WHEREAS, Executive has been selected by the Company to purchase 1,000,000 shares (the “Shares”) of common stock of the Company, par value $0.0001 per share (“Common Stock”) for a purchase price of $0.0001 per share; and

WHEREAS, on the terms and subject to the conditions hereof, Executive desires to subscribe for and acquire from the Company the Shares, and the Company desires to issue and provide to Executive the Shares, as hereinafter set forth.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1. Definitions.

1.1 Aggregate Purchase Price. The term “Aggregate Purchase Price” shall have the meaning set forth in Section 2.1.

1.2 Agreement. The term “Agreement” shall have the meaning set forth in the preface.

1.3 Board. The “Board” means the Company’s Board of Directors.

1.4 Closing. The term “Closing” shall have the meaning set forth in Section 2.2.

1.5 Closing Date. The term “Closing Date” shall have the meaning set forth in Section 2.2.

1.6 Common Stock. The term “Common Stock” shall have the meaning set forth in the preface.

1.7 Company. The term “Company” shall have the meaning set forth in the preface.

1.8 Confidential Information. The term “Confidential Information” shall have the meaning set forth in Section 4(a).

1.9 Executive. The term “Executive” shall have the meaning set forth in the preface.

1.10 Securities Act. The term “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, as the same may be amended from time to time.

             1.11 Shares. The term “Shares” shall have the meaning set forth in the preface.

2. Subscription for Shares.

2.1 Purchase of Shares. Pursuant to the terms and subject to the conditions set forth in this Agreement, Executive hereby subscribes for and agrees to purchase the Shares, and the Company hereby agrees to issue to Executive the Shares, on the Closing Date, for a price of $0.0001 per share and an aggregate purchase price of $100.00 (the “Aggregate Purchase Price”).

2.2 The Closing. The closing (the “Closing”) of the issuance of Shares hereunder shall take place on July 20, 2012 (the “Closing Date”). At the Closing, Executive shall deliver to the Company the Aggregate Purchase Price, payable by delivery of the amount in cash set forth on Exhibit A attached hereto, by delivery of a check or by wire transfer in immediately available funds.

2.3 Closing Conditions. Notwithstanding anything in this Agreement to the contrary, the Company shall be under no obligation to issue and sell to Executive any Shares unless the representations of Executive contained in Section 3 hereof are true and correct in all material respects as of the Closing Date.

3. Investment Representations and Covenants of Executive.

3.1 Shares Unregistered. Executive acknowledges and represents that Executive has been advised by the Company that:

(a) the offer and sale of Shares have not been registered under the Securities Act;

             (b) the Shares must be held indefinitely and Executive must continue to bear the economic risk of the investment in the Shares unless the offer and sale of the Shares are subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available;

(c) there is no established market for the Shares and it is not anticipated that there will be any public market for the Shares in the foreseeable future;

(d) a restrictive legend in the form set forth below shall be placed on the certificates representing the Shares:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS.  SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

 (e) a notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Shares.

3.2 Additional Investment Representations. Executive represents and warrants that:

(a) Executive’s financial situation is such that Executive can afford to bear the economic risk of holding the Shares for an indefinite period of time, has adequate means for providing for Executive’s current needs and personal contingencies, and can afford to suffer a complete loss of Executive’s investment in the Shares;

(b) Executive’s knowledge and experience in financial and business matters are such that Executive is capable of evaluating the merits and risks of the investment in the Shares;

(c) Executive understands that the Shares are a speculative investment which involves a high degree of risk of loss of Executive’s investment therein, there are substantial restrictions on the transferability of the Shares and on the Closing Date and for an indefinite period following the Closing Date there will be no public market for the Shares and, accordingly, it may not be possible for Executive to liquidate Executive’s investment in case of emergency, if at all;

(d)  Executive understands and has taken cognizance of all the risk factors related to the purchase of the Shares and, other than as set forth in this Agreement, no representations or warranties have been made to Executive or Executive’s representatives concerning the Shares or the Company or their prospects or other matters;

(e) Executive has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the Company, the Company’s organizational documents and the terms and conditions of the purchase of the Shares and to obtain any additional information which Executive deems necessary;

(f) all information which Executive has provided to the Company and the Company’s representatives concerning Executive and Executive’s financial position is complete and correct as of the date of this Agreement; and

(h) Executive is or is not an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, as indicated on the signature page hereto.

4. Confidentiality.

(a) Executive will not at any time (whether during or after Executive’s service with the Company) (x) retain or use for the benefit, purposes or account of Executive or any other person; or (y) disclose, divulge, reveal, communicate, share, transfer or provide access to any person outside the Company (other than its professional advisers who are bound by confidentiality obligations), any non-public, proprietary or confidential information — including without limitation trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals — concerning the past, current or future business, activities and operations of the Company and/or any third party that has disclosed or provided any of same to the Company on a confidential basis (“Confidential Information”) without the prior written authorization of the Board.

             (b) “Confidential Information” shall not include any information that is (a) generally known to the industry or the public other than as a result of Executive’s breach of this covenant or any breach of other confidentiality obligations by third parties; (b) made legitimately available to Executive by a third party without breach of any known confidentiality obligation; or (c) required by law to be disclosed or in any judicial or administrative process; provided that Executive shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and cooperate, at the Company’s cost, with any attempts by the Company to obtain a protective order or similar treatment.

(c) Except as required by law, Executive will not disclose to anyone, other than Executive’s immediate family and legal or financial or tax advisors or lender, each of whom Executive agrees to instruct not to disclose, the existence or contents of this Agreement (unless this Agreement shall be publicly available as a result of a regulatory filing made by the Company).

(d) Upon termination of Executive’s service with the Company for any reason, Executive shall (x) cease and not thereafter commence use of any Confidential Information or intellectual property (including without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by the Company; (y) immediately destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in Executive’s possession or control (including any of the foregoing stored or located in Executive’s office, home, laptop or other computer, whether or not Company property) that contain Confidential Information or otherwise relate to the business of the Company, except that Executive may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information; and (z) notify and fully cooperate with the Company regarding the delivery or destruction of any other Confidential Information of which Executive is or becomes aware.

5. Miscellaneous.

5.1 Recapitalizations, Exchanges, Etc. Affecting Shares. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Shares, to any and all securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of any dividend payable in shares of Common Stock, issuance of shares of Common Stock, combination, recapitalization, reclassification, merger, consolidation or otherwise.

5.2 Executive’s Service with the Company. Nothing contained in this Agreement shall be deemed to obligate the Company to retain the services of Executive in any capacity whatsoever or to prohibit or restrict the Company from terminating the service of Executive at any time or for any reason whatsoever, with or without cause.

5.3. Cooperation. Executive agrees to cooperate with the Company in taking action reasonably necessary to consummate the transactions contemplated by this Agreement.

5.4. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that no transferee shall derive any rights under this Agreement unless and until such transferee has executed and delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.

5.5. Amendment; Waiver. This Agreement may be amended only by a written instrument signed by the parties hereto. No waiver by any party hereto of any of the provisions hereof shall be effective unless set forth in a writing executed by the party so waiving.

5.6. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of law principles thereof.

5.7. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, telecopied (with confirmation of receipt), one day after deposit with a reputable overnight delivery service (charges prepaid) and three days after deposit in the U.S. Mail (postage prepaid and return receipt requested) to the address set forth below or such other address as the recipient party has previously delivered notice to the sending party.

(a) If to the Company:
Icarus Wind Energy, Inc.
110 Greene Street, Suite 403
New York, New York 10012

(b) If to the Executive:
Mohit Bhansali
_______________________
_______________________

5.8 Integration. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, other than as specifically provided for herein.

5.9 Counterparts. This Agreement may be executed in separate counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

5.10 Injunctive Relief. Executive and any permitted transferee each acknowledges and agrees that a violation of any of the terms of this Agreement will cause the Company irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that the Company shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

5.11 Rights Cumulative; Waiver. The rights and remedies of Executive and the Company under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

Signature pages follow immediately

IN WITNESS WHEREOF, the parties have executed this Management Equity Subscription Agreement as of the date first above written.

ICARUS WIND ENERGY, INC.

By:	/s/ Mohit Bhansali
Name:	Mohit Bhansali
Title:	President & Chief Executive Officer

Company Signature Page

/s/ Mohit Bhansali
Mohit Bhansali

Please check the appropriate box:

    [X] Executive is an “accredited investor”1 within the meaning of Rule 501(a) under the Securities Act.
    [__] Executive is not an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.

    You are an “accredited investor” if you meet any of the following tests:

(1) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase, exceeds $1,000,000;
(2) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;
(3) Any director, executive officer of the Company;
(4) Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 503(b)(2)(ii);
(5) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;
(6) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;
(7) Any bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;
(8) Any insurance company as defined in Section 2(13) of the Securities Act;
(9) Any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;
(10) Any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;
(11) Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;
(12) Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, if the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, with investment decisions made solely by persons that are accredited investors; and
(13) Any entity in which all of the equity owners are accredited investors.

Executive Signature Page